--------------------------------------------------------------------------------


                            CAPROCK COMMUNICATIONS CORP.,
                        CAPROCK TELECOMMUNICATIONS CORP. AND
                        CAPROCK FIBER NETWORK, LTD., as Issuer

                                        and

                          IWL COMMUNICATIONS, INCORPORATED,
                                 as Limited Guarantor

                                         and

                      PNC BANK, NATIONAL ASSOCIATION, as Trustee

                                ---------------------

                                      INDENTURE

                              Dated as of July 16, 1998

                                 --------------------



                       $150,000,000 Aggregate Principal Amount

                         12% Senior Notes due 2008, Series A

                         12% Senior Notes due 2008, Series B


--------------------------------------------------------------------------------

             Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of July 16, 1998


 Trust Indenture                                                   Indenture
   Act Section                                                      Section
ss.310              (a)(1) . . . . . . . . . . . . . . . . .   6.09
                    (a)(2) . . . . . . . . . . . . . . . . .   6.09
                    (a)(3) . . . . . . . . . . . . . . . . .   Not applicable
                    (a)(4) . . . . . . . . . . . . . . . . .   Not applicable
                    (b). . . . . . . . . . . . . . . . . . .   6.08, 6.10
ss.311              (a). . . . . . . . . . . . . . . . . . .   6.07
                    (b). . . . . . . . . . . . . . . . . . .   6.07
                    (c). . . . . . . . . . . . . . . . . . .   Not Applicable
ss.312              (a). . . . . . . . . . . . . . . . . . .   3.05, 7.01
                    (b). . . . . . . . . . . . . . . . . . .   7.02
                    (c). . . . . . . . . . . . . . . . . . .   7.02
ss.313              (a). . . . . . . . . . . . . . . . . . .   7.03
                    (b). . . . . . . . . . . . . . . . . . .   7.03
                    (c). . . . . . . . . . . . . . . . . . .   7.03
                    (d). . . . . . . . . . . . . . . . . . .   7.03
ss.314              (a). . . . . . . . . . . . . . . . . . .   7.04, 10.09
                    (b). . . . . . . . . . . . . . . . . . .   Not Applicable
                    (c)(1) . . . . . . . . . . . . . . . . .   1.04, 4.02, 4.03,
                                                               11.01(c)
                    (c)(2) . . . . . . . . . . . . . . . . .   1.04, 4.02, 4.03,
                                                               11.01(c)
                    (c)(3) . . . . . . . . . . . . . . . . .   Not Applicable
                    (d). . . . . . . . . . . . . . . . . . .   Not Applicable
                    (e). . . . . . . . . . . . . . . . . . .   1.04, 10.09
ss.315              (a). . . . . . . . . . . . . . . . . . .   6.01(a)
                    (b). . . . . . . . . . . . . . . . . . .   6.02
                    (c). . . . . . . . . . . . . . . . . . .   6.01(b)
                    (d). . . . . . . . . . . . . . . . . . .   6.01(c)
                    (e). . . . . . . . . . . . . . . . . . .   5.14
ss.316              (a) (last sentence). . . . . . . . . . .   3.14
                    (a)(1)(A). . . . . . . . . . . . . . . .   5.12
                    (a)(1)(B). . . . . . . . . . . . . . . .   5.13
                    (a)(2) . . . . . . . . . . . . . . . . .   Not Applicable
                    (b). . . . . . . . . . . . . . . . . . .   5.08



                                          i



 Trust Indenture                                                   Indenture
   Act Section                                                      Section
ss.317              (a)(1) . . . . . . . . . . . . . . . . .   5.03
                    (a)(2) . . . . . . . . . . . . . . . . .   5.04
                    (b). . . . . . . . . . . . . . . . . . .   10.03
ss.318              (a). . . . . . . . . . . . . . . . . . .   1.08


                                 TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS
           OF GENERAL APPLICATION. . . . . . . . . . . . . . . . . . . . . . .2

     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . . . 34
     Section 1.03.  Rules of Construction. . . . . . . . . . . . . . . . . . 35
     Section 1.04.  Form of Documents Delivered to Trustee . . . . . . . . . 35
     Section 1.05.  Acts of Holders. . . . . . . . . . . . . . . . . . . . . 36
     Section 1.06.  Notices, etc., to the Trustee and the Issuer . . . . . . 37
     Section 1.07.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . 37
     Section 1.08.  Conflict with Trust Indenture Act. . . . . . . . . . . . 38
     Section 1.09.  Effect of Headings and Table of Contents . . . . . . . . 38
     Section 1.10.  Successors and Assigns . . . . . . . . . . . . . . . . . 38
     Section 1.11.  Separability Clause. . . . . . . . . . . . . . . . . . . 38
     Section 1.12.  Benefits of Indenture. . . . . . . . . . . . . . . . . . 38
     Section 1.13.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . 39
     Section 1.14.  No Recourse Against Others . . . . . . . . . . . . . . . 39
     Section 1.15.  Independence of Covenants. . . . . . . . . . . . . . . . 39
     Section 1.16.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 1.17.  Counterparts . . . . . . . . . . . . . . . . . . . . . . 39
     Section 1.18.  Duplicate Originals. . . . . . . . . . . . . . . . . . . 39

ARTICLE 2  NOTE FORMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     Section 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 3  THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

     Section 3.01.  Title and Terms. . . . . . . . . . . . . . . . . . . . . 41
     Section 3.02.  Registrar and Paying Agent . . . . . . . . . . . . . . . 41
     Section 3.03.  Execution and Authentication . . . . . . . . . . . . . . 42
     Section 3.04.  Temporary Notes. . . . . . . . . . . . . . . . . . . . . 43
     Section 3.05.  Transfer and Exchange. . . . . . . . . . . . . . . . . . 43
     Section 3.06.  Mutilated, Destroyed, Lost and Stolen Notes. . . . . . . 45
     Section 3.07.  Payment of Interest; Interest Rights Preserved . . . . . 45
     Section 3.08.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . 46


                                          --


     Section 3.09.  Cancellation . . . . . . . . . . . . . . . . . . . . . . 47
     Section 3.10.  Computation of Interest. . . . . . . . . . . . . . . . . 47
     Section 3.11.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . 47
     Section 3.12.  CUSIP and CINS Numbers . . . . . . . . . . . . . . . . . 48
     Section 3.13.  Paying Agent To Hold Money in Trust. . . . . . . . . . . 48
     Section 3.14.  Treasury Notes . . . . . . . . . . . . . . . . . . . . . 48
     Section 3.15.  Deposits of Monies . . . . . . . . . . . . . . . . . . . 48
     Section 3.16.  Book Entry Provisions for Global Notes . . . . . . . . . 49
     Section 3.17.  Special Transfer Provisions. . . . . . . . . . . . . . . 50

ARTICLE 4  DEFEASANCE OR COVENANT DEFEASANCE . . . . . . . . . . . . . . . . 53

     Section 4.01.  Termination of Issuer's Obligations. . . . . . . . . . . 54
     Section 4.02.  Defeasance and Discharge of Indenture. . . . . . . . . . 54
     Section 4.03.  Defeasance and Certain Obligations . . . . . . . . . . . 57
     Section 4.04.  Application of Trust Money . . . . . . . . . . . . . . . 59
     Section 4.05.  Repayment to Issuer. . . . . . . . . . . . . . . . . . . 59
     Section 4.06.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE 5  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

     Section 5.01.  Events of Default. . . . . . . . . . . . . . . . . . . . 59
     Section 5.02.  Acceleration of Maturity, Rescission and Annulment . . . 61
     Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 62
     Section 5.04.  Trustee May File Proofs of Claims. . . . . . . . . . . . 63
     Section 5.05.  Trustee May Enforce Claims Without Possession of Notes . 64
     Section 5.06.  Application of Money Collected . . . . . . . . . . . . . 64
     Section 5.07.  Limitation on Suits. . . . . . . . . . . . . . . . . . . 64
     Section 5.08.  Unconditional Right of Holders To Receive Principal,
                    Premium and Interest . . . . . . . . . . . . . . . . . . 65
     Section 5.09.  Restoration of Rights and Remedies . . . . . . . . . . . 65
     Section 5.10.  Rights and Remedies Cumulative . . . . . . . . . . . . . 66
     Section 5.11.  Delay or Omission Not Waiver . . . . . . . . . . . . . . 66
     Section 5.12.  Control by Majority. . . . . . . . . . . . . . . . . . . 66
     Section 5.13.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . 67
     Section 5.14.  Undertaking for Costs. . . . . . . . . . . . . . . . . . 67
     Section 5.15.  Waiver of Stay, Extension or Usury Laws. . . . . . . . . 67
     Section 5.16.  Unconditional Right of Holders To Receive Payment. . . . 68

ARTICLE 6  THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . 68


                                         -i-


     Section 6.01.  Certain Duties and Responsibilities. . . . . . . . . . . 68
     Section 6.02.  Notice of Defaults . . . . . . . . . . . . . . . . . . . 69
     Section 6.03.  Certain Rights of Trustee. . . . . . . . . . . . . . . . 69
     Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of
                    Notes or Application of Proceeds Thereof . . . . . . . . 71
     Section 6.05.  Trustee and Agents May Hold Notes; Collections; Etc. . . 71
     Section 6.06.  Money Held in Trust. . . . . . . . . . . . . . . . . . . 71
     Section 6.07.  Compensation and Indemnification of Trustee and Its
                    Prior Claim. . . . . . . . . . . . . . . . . . . . . . . 71
     Section 6.08.  Conflicting Interests. . . . . . . . . . . . . . . . . . 72
     Section 6.09.  Corporate Trustee Required; Eligibility. . . . . . . . . 72
     Section 6.10.  Resignation and Removal; Appointment of Successor
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 6.11.  Acceptance of Appointment by Successor . . . . . . . . . 74
     Section 6.12.  Merger, Conversion, Amalgamation, Consolidation or
                    Succession to Business . . . . . . . . . . . . . . . . . 75

ARTICLE 7  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER. . . . . . . . . 76
     Section 7.01.  Preservation of Information; Issuer To Furnish Trustee
                    Names and Addresses of Holders . . . . . . . . . . . . . 76
     Section 7.02.  Communications of Holders. . . . . . . . . . . . . . . . 76
     Section 7.03.  Reports by Trustee . . . . . . . . . . . . . . . . . . . 77
     Section 7.04.  Reports by Issuer. . . . . . . . . . . . . . . . . . . . 77

ARTICLE 8  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. . . . . . . . . . . . 78
     Section 8.01.  Issuer May Consolidate, etc., Only on Certain Terms. . . 78
     Section 8.02.  Successor Substituted. . . . . . . . . . . . . . . . . . 79

ARTICLE 9  SUPPLEMENTAL INDENTURES AND WAIVERS . . . . . . . . . . . . . . . 79

     Section 9.01.  Supplemental Indentures, Agreements and Waivers Without
                    Consent of Holders . . . . . . . . . . . . . . . . . . . 79
     Section 9.02.  Supplemental Indentures, Agreements and Waivers With
                    Consent of Holders . . . . . . . . . . . . . . . . . . . 80
     Section 9.03.  Execution of Supplemental Indentures, Agreements and
                    Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 82
     Section 9.04.  Effect of Supplemental Indentures. . . . . . . . . . . . 82
     Section 9.05.  Conformity with Trust Indenture Act. . . . . . . . . . . 82
     Section 9.06.  Reference in Notes to Supplemental Indentures. . . . . . 82
     Section 9.07.  Record Date. . . . . . . . . . . . . . . . . . . . . . . 83
     Section 9.08.  Revocation and Effect of Consents. . . . . . . . . . . . 83


                                         -ii-


ARTICLE 10  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 83

     Section 10.01. Payment of Principal, Premium and Interest . . . . . . . 83
     Section 10.02. Maintenance of Office or Agency. . . . . . . . . . . . . 83
     Section 10.03. Money for Note Payments To Be Held In Trust. . . . . . . 84
     Section 10.04. Corporate Existence. . . . . . . . . . . . . . . . . . . 85
     Section 10.05. Payment of Taxes and Other Claims. . . . . . . . . . . . 86
     Section 10.06. Maintenance of Properties. . . . . . . . . . . . . . . . 86
     Section 10.07. Insurance. . . . . . . . . . . . . . . . . . . . . . . . 86
     Section 10.08. Books and Records. . . . . . . . . . . . . . . . . . . . 87
     Section 10.09. Compliance Certificates and Opinions . . . . . . . . . . 87
     Section 10.10. Repurchase of Notes Upon a Change of Control . . . . . . 88
     Section 10.11. Limitation on Indebtedness . . . . . . . . . . . . . . . 88
     Section 10.12. Statement by Officers as to Default. . . . . . . . . . . 88
     Section 10.13. Limitation on Restricted Payments. . . . . . . . . . . . 89
     Section 10.14. Limitation on Transactions with Stockholders and
                    Affiliates . . . . . . . . . . . . . . . . . . . . . . . 93
     Section 10.15. Limitation on Asset Sales. . . . . . . . . . . . . . . . 94
     Section 10.16. Limitation on Liens. . . . . . . . . . . . . . . . . . . 95
     Section 10.17. Business Activities Prior to the Transaction . . . . . . 96
     Section 10.18. Limitation on the Issuance and Sale of Capital Stock
                    of Restricted Subsidiaries . . . . . . . . . . . . . . . 97
     Section 10.19. Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries. . . . . . . . . . . . 98
     Section 10.20. Limitation on Sale Leaseback Transactions. . . . . . . .100
     Section 10.21. Special Offer to Purchase. . . . . . . . . . . . . . . .100
     Section 10.22. Commission Reports and Reports to Holders. . . . . . . .101
     Section 10.23. Limitation on Issuances of Guarantees by Restricted
                    Subsidiaries . . . . . . . . . . . . . . . . . . . . . .101

ARTICLE 11  SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . .102

     Section 11.01. Satisfaction and Discharge of Indenture. . . . . . . . .102
     Section 11.02. Application of Trust Money . . . . . . . . . . . . . . .103

ARTICLE 12  REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . .103

     Section 12.01. Right of Redemption; Mandatory Redemption. . . . . . . .104
     Section 12.02. Notice to the Trustee. . . . . . . . . . . . . . . . . .104
     Section 12.03. Selection of Notes to be Redeemed. . . . . . . . . . . .104
     Section 12.04. Notice of Redemption . . . . . . . . . . . . . . . . . .105


                                        -iii-


     Section 12.05. Effect of Notice of Redemption . . . . . . . . . . . . .106
     Section 12.06. Deposit of Redemption Price. . . . . . . . . . . . . . .106
     Section 12.07. Notes Redeemed in Part . . . . . . . . . . . . . . . . .106

ARTICLE 13  LIMITED GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . .107

     Section 13.01. Limited Guarantee of Notes . . . . . . . . . . . . . . .107


                  INDENTURE, dated as of July 16, 1998, among CAPROCK COMMUNICATIONS CORP. ("Communications" or the "Company"), CAPROCK
TELECOMMUNICATIONS CORP. ("Telecommunications"), CAPROCK FIBER NETWORK, LTD. (the "Partnership"), IWL COMMUNICATIONS, INCORPORATED ("IWL" or the "Limited Guarantor") and PNC BANK, NATIONAL ASSOCIATION, (the "Trustee").

                                       RECITALS

                  Each of the Company, Telecommunications and the Partnership has duly authorized the creation of an issue of (i) 12% Senior Notes due 2008, Series A (the "Initial Notes"), and (ii) 12% Senior Notes due 2008, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes" and, together with the Initial Notes and the Private Exchange Notes, the "Notes", treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor each of the Company, Telecommunications and the Partnership has duly authorized the execution and delivery of this Indenture.

                  IWL has duly authorized its limited guarantee of the Company's, Telecommunications' and the Partnership's obligations in connection with the Special Offer to Purchase set forth in Section 10.21 of this Indenture and in connection therewith has duly authorized the execution and delivery of this Indenture.

                  All things necessary have been done to make the Notes, when executed by each of the Company, Telecommunications and the Partnership and authenticated and delivered hereunder and duly issued by each of the Company, Telecommunications and the Partnership, the valid obligations of each of the Company, Telecommunications and the Partnership and to make this Indenture a valid agreement of each of the Company, Telecommunications, the Partnership, IWL and the Trustee in accordance with the terms hereof.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                      ARTICLE 1

               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01.  DEFINITIONS.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Issuer or a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period (which calculation shall include the combined aggregate consolidated net income (or loss) of Telecommunications, the Partnership and IWL and their respective Restricted Subsidiaries during the Transition Period in the event the Transaction is consummated) determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                  (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (other than the Issuer or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except

                           (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid in cash to the Issuer or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period and

                           (y) with respect to net losses, to the extent of the amount of cash contributed by the Issuer or any Restricted Subsidiary to such Person during such period;

                  (ii) the net income (or loss) of any Person acquired by the Issuer or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition;

                  (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

                  (v) any net after-tax extraordinary or non-recurring gains or losses;

                  (vi) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan; and

                  (vii) any compensation or other expense paid or payable solely with Capital Stock (other than Redeemable Stock) of the Issuer or any options, warrants or other rights to acquire such Capital Stock.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), minus (i) all current liabilities of the Issuer and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 10.22 hereof.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Acquisition" means (i) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such acquisition. The term does not include the Transaction or the Special Partnership Transaction.

                  "Asset Disposition" means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries (other than to the Issuer or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of a division or line of business of the Issuer or any of its Restricted Subsidiaries. The term does not include the Transaction or the Special Partnership Transaction.

                  "Asset Sale" means any direct or indirect sale, transfer or lease or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

                  (i) all or any of the Capital Stock of any Restricted Subsidiary,

                  (ii) all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

                  (iii) any other property and assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted

         Subsidiary other than the Capital Stock of or Investment in an Unrestricted Subsidiary

that, with respect to each of (i), (ii) and (iii), is not governed Article Eight hereof; provided that "Asset Sale" shall not include:

                           (a) sales, transfers or other dispositions of assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions,

                           (b) contemporaneous exchanges by the Issuer or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business, including fiber swaps and partitioning of switches; provided that the applicable Telecommunications Assets received by the Issuer or such Restricted Subsidiary have at least substantially equal fair market value to the Telecommunications Assets disposed of,

                           (c) sales, transfers or other dispositions of assets that have become uneconomic, obsolete or worn-out, or

                           (d) the Transaction or the Special Partnership Transaction.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law relating to bankruptcy, insolvency, receivership, or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors" means, with respect to any Person, its Board of Directors, general partner(s), manager(s), or similar governing body.

                  "Board Resolution" means a copy of a resolution delivered to the Trustee that is certified by the Secretary or an Assistant Secretary of the Issuer (or the general partner of the Issuer) to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York or in Philadelphia, Pennsylvania are authorized or obligated by law, regulation or executive order to close.

                  "Calculation Date" means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "Cedel" means Cedel Bank, Societe Anonyme.

                  "Change of Control" shall be deemed to occur if, after the Transaction occurs:

                  (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Issuer to any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than to one or more Permitted Holders and/or one or more Restricted Subsidiaries, shall have occurred,

                  (ii) any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder (or group that includes a Permitted Holder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Issuer (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis,

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any directors whose election or appointment by the Board of Directors of the Issuer or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office or

                  (iv) the merger, amalgamation or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer shall have occurred, and the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after giving effect to such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

                  "Closing Date" means the date on which the Notes are originally issued under this Indenture.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

                  (i)      Consolidated Interest Expense,

                  (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

                  (iii)    depreciation expense,

                  (iv)     amortization expense,

                  (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and

                  (vi) costs directly related to the Transaction, the Special Partnership Transaction or the offering of the Notes and expensed by the Issuer in accordance with GAAP on or prior to December 31, 1998, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness, including, without limitation:

                  (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

                  (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (iii)    the net costs associated with Interest Rate
         Agreements;

                  (iv) Preferred Stock dividends of the Issuer's Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that are not Redeemable Stock) declared and paid or payable;

                  (v) accrued Redeemable Stock dividends of the Issuer and its Restricted Subsidiaries, whether or not declared or paid; and

                  (vi) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period;

EXCLUDING, HOWEVER, (a) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes and the Transaction and the Special Partnership Transaction, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                   "Consolidated Leverage Ratio" means, on any Calculation Date, the ratio of (i) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis outstanding on such Calculation Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Issuer have been filed with the Commission or provided to the Trustee pursuant to Section
10.22 hereof or, if such financial statements do not cover the most recent four fiscal quarters, then the most recent four fiscal quarters for (x) the Company (if the Transaction has occurred) giving pro forma effect to the Transaction as if it occurred at the beginning of such four fiscal quarter period or (y) Telecommunications and the Partnership on a combined basis (if the Special Offer to Purchase has occurred), prepared in accordance with GAAP, (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) PRO FORMA effect shall be given to any Indebtedness to be Incurred or repaid on the Calculation Date; (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Calculation Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any

Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Calculation Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

                   "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the outstanding principal amount of any promissory notes receivable from the sale of the Capital Stock of the Issuer or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103, Attention: Corporate Trust Department, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

                  "Credit Facilities" means any senior commercial term loan and/or revolving credit or working capital facility or any letter of credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

                  "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement, currency option or other similar financial agreement or arrangement entered into by the Issuer or any of its Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

                  "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other Person with like powers, whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default. The Issuer is in "Default" during the continuance of such an event.

                  "Depository" means The Depository Trust Company and its nominees and successors.

                  "Disinterested Director" means, with respect to any matter, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such matter.

                  "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

                  "Escrow Agreement" means the Escrow and Security Agreement, dated as of the Closing Date, among the Company, Telecommunications, the Partnership, IWL and the Trustee.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Exchange Notes" means the 12% Senior Notes due 2008, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

                  "Exchange Offer" shall have the meaning specified in the Registration Rights Agreement.

                  "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the definition of "Permitted Indebtedness", (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the capital contribution or sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Issuer exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm (selected by the Board of Directors of the Issuer) and set forth in their written opinion which shall be delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect on the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Global Notes" means one or more of the Regulation S Global Notes and/or the 144A Global Notes.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Indebtedness" has the meaning given it under
Section 10.23 hereof.

                  "Holder" means the registered holder of any Note.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurrence" and "Incurred" shall have corresponding meanings.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (i)      all indebtedness of such Person for borrowed money,

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) all obligations of such Person in respect of letters of credit, acceptance facilities or other similar instruments (including reimbursement obligations with respect thereto),

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

                  (v)      all Capitalized Lease Obligations of such Person,

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

                  (vii) all Indebtedness of other Persons and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise,

                  (viii) all Redeemable Stock of such Person valued at its maximum fixed repurchase price plus (to the extent not otherwise included in such repurchase price) accrued and unpaid dividends payable prior to the Stated Maturity of the Notes in connection with a mandatory redemption or in connection with a redemption at the option of the holder thereof unless such Redeemable Stock has actually been called for redemption but not yet redeemed, in which case it shall be valued at the redemption price therefor plus such accrued and unpaid dividends unless the holder thereof can require redemption or repurchase at any higher price, and

                  (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

                  Notwithstanding anything herein to the contrary:

                  (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance, as determined in conformity with GAAP,

                  (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness or thereafter in order to refund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness,"

                  (C) Indebtedness shall not include any liability for federal, state, local or other taxes,

                  (D) Indebtedness shall not include any Trade Payable or amounts due under leases that are not Capitalized Lease Obligations,

                  (E) Indebtedness shall not include amounts due with respect to any customer advance payments and customer deposits in the ordinary course of business with the Issuer or any Restricted Subsidiary, and

                  (F)      Indebtedness shall not include overdrafts.

                  For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Stock.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Obligations" means the obligations of the Issuer, under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and to pay all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under

Section 6.07 hereof) and the Holders of the Notes under this Indenture and the Notes, according to the terms hereof and thereof.

                  "Initial Notes" means the 12% Senior Notes due 2008, Series A, of the Issuer.

                  "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Banc One Capital Markets, Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(g) and (h) hereof or which would have accrued but for any such event, whether or not claims for such interest are allowable under applicable law.

                  "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business) or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other

Investment), held by the Issuer or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary at the time it so ceases to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (c) of Section 10.18 hereof. For purposes of the definition of "Unrestricted Subsidiary" and Section 10.13 hereof, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer.

                  "Issue Date" means the original date of issuance of the Notes.

                  "Issuer" shall initially mean, collectively, the Company, Telecommunications and the Partnership and shall mean (i) the Company after the Transaction is consummated, or (ii) Telecommunications and the Partnership after the payment of all Notes tendered in the Special Offer to Purchase pursuant to
Section 10.21 hereof, if any Notes remain outstanding. To the extent financial calculations are made with respect to the Issuer following the closing of the Transaction for any period or as of any date prior to the closing of the Transaction, those calculations should include the transactions, financial results or financial status of Telecommunications, the Partnership and IWL for such period or as of such date.

                  "Issuer Request" or "Issuer Order" means a written request or order delivered to the Trustee that is signed in the name of the Issuer by its (or its general partner's) Chairman of the Board, Vice-Chairman, Chief Executive Officer, President or Vice President, and by its (or its general partner's) Secretary, Assistant Secretary, Treasurer or Assistant Treasurer.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest). The term "Lien" does not include any lease or grant of rights to use any fiber or other asset under an arrangement that does not qualify as a conditional sale or other title retention agreement or lease in the nature thereof or a switch partition.

                  "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

                  "Merger Agreement" means that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 among the Company, Telecommunications, the Partnership, IWL and certain other parties thereto, as amended through the Closing Date and thereafter as amended in accordance with the terms of this Indenture.

                  "Moody's" means Moody's Investors Service.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and
(b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes payable as a result thereof.

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Notes" shall have the meaning specified in the recitals of this Indenture.

                  "Offer to Purchase" means an offer by the Issuer to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

                  (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                  On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

                  "Offering Memorandum" means the Offering Memorandum dated July 10, 1998 pursuant to which the Notes were offered.

                  "Officer" means, with respect to the Issuer, its (or its general partner's) Chairman of the Board, Vice Chairman, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer.

                  "Officers' Certificate" means a certificate delivered to the Trustee that is signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Issuer (or its general partner).

                  "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer or the Trustee, and who shall be reasonably acceptable to the Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or any Affiliate thereof) in trust or set aside and segregated in trust by the Issuer or any Affiliate thereof (if the Issuer or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (c) Notes with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

                  (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Issuer shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be Outstanding to the extent expressly provided in Article Four.

                  "Payment Date" means the date on which any Note is purchased pursuant to an Offer to Purchase or the Special Offer to Purchase.

                  "Permitted Holders" means Jere W. Thompson, Sr., Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, Scott L. Roberts, Timothy M. Terrell and Ignatius W. Leonards and any corporation, limited liability company, partnership, joint venture or other entity controlled by any one or more of them.

                  "Permitted Indebtedness" means any of the following:

                  (i)      Indebtedness of the Issuer pursuant to the Notes;

                  (ii) Indebtedness owed (A) to the Issuer and evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiaries; provided that such Indebtedness to any Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise); provided further any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii), (iv),
         (vi) or (xii) of this definition of "Permitted Indebtedness") and any refinancings of such new Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU in right of payment with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU in right of payment with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

                  (iv) Indebtedness (A) to reimburse workers' compensation insurance companies for claims paid by such companies on behalf of the Issuer or any Restricted Subsidiary in accordance with the policies issued to the Issuer and the Restricted Subsidiaries, (B) in respect of performance, surety or appeal bonds or similar obligations provided in the ordinary course of business, or (C) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Issuer or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and
         (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (D) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

                  (v) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly used to purchase Notes tendered in the Special Offer to Purchase or in an Offer to Purchase made as a result of a Change of Control or Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all of the Notes as described in Article Four hereof;

                  (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Issuer by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is permitted by and made in accordance with Section 10.23 hereof.

                  (vii) Acquired Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Acquired Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premium, accrued interest, and reasonable fees and expenses) in an aggregate amount not to exceed at any one time outstanding $25 million;

                  (viii) (A) Indebtedness of the Issuer not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership and IWL during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable), to the extent such Net Cash Proceeds have not been used pursuant to Section 10.13(a)(iii)(2) or Sections 10.13(b)(iii), (iv) or (vi) hereof to make a Restricted Payment less any Indebtedness Incurred pursuant to clause (B), (B) Indebtedness Incurred by (x) the Issuer and/or (y) any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership and IWL during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable), to the extent such Net Cash Proceeds have not been used pursuant to Section 10.13(a)(iii)(2) or Sections 10.13(b)(iii), (iv) or (vi) hereof to make a Restricted Payment; provided that the Incurrence of Indebtedness pursuant to this clause (B) will only be permitted to the extent that such Incurrence does not cause the amount of Indebtedness Incurred pursuant to clause
         (A) to exceed the amount permitted thereunder, and (C) Indebtedness of the Issuer not to exceed, at any one time outstanding, 100% of the fair market value of property (other than cash and cash equivalents) received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, by Telecommunications, the Partnership or IWL during the Transition Period) from a contribution of capital or the proceeds from the sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not the Issuer (or Telecommunications, the Partnership or IWL, if applicable) or a Restricted Subsidiary, to the extent such capital contribution or sale of Capital Stock or options, warrants or rights have not been used pursuant to Section 10.13(b)(iii), (iv) or (ix) hereof to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

                  (ix) Indebtedness under one or more Credit Facilities or Vendor Credit Facilities; provided that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (ix) (including any amounts refinanced or refunded under this clause (ix)) does not exceed at any time outstanding the greater of (x) 85% of eligible accounts receivable and 65% of eligible inventory of the Issuer and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared or (y) $100 million less any amount of such Indebtedness permanently repaid as provided under Section 10.15 hereof;

                  (x) Indebtedness existing as of the Closing Date and Indebtedness existing as of the date of consummation of the Transaction or the Special Partnership Transaction (to the extent such Indebtedness is incurred without violation of this Indenture);

                  (xi) Capitalized Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $10 million; and

                  (xii) Indebtedness of the Issuer (in addition to Indebtedness permitted under clauses (i) through (xi) above) in the aggregate principal amount outstanding at any time not to exceed $50 million, less any amount of such Indebtedness permanently repaid as provided under Section 10.15 hereof.

                  "Permitted Investment" means any of the following:

                  (i) an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the date of such Investment;

                  (ii)     a Temporary Cash Investment;

                  (iii) commission, payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                  (iv) stock, obligations or securities received in satisfaction of judgments or settlement of disputed accounts receivable that arose in the ordinary course of business;

                  (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

                  (vi) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (iv) of the definition of "Permitted Indebtedness;" and

                  (vii) loans and advances to employees of the Issuer or any Subsidiary in an aggregate amount not to exceed $1 million at any time outstanding.

                  "Permitted Liens" means any of the following:

                  (i) Liens for taxes, fees, assessments, governmental charges or claims that are not yet due and payable, or, if delinquent, are payable without penalty or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made;

                  (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent, or, if delinquent, are payable without penalty or are or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (v) easements, rights-of-way, restrictions, municipal and zoning ordinances, reservations, permits and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

                  (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the Incurrence of such Indebtedness by the Issuer or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Issuer or any Restricted Subsidiary other than the asset acquired in connection with the Incurrence of such Acquired Indebtedness;

                  (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

                  (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

                  (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

                  (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired and any proceeds thereof;

                  (xii)    Liens in favor of the Issuer or any Restricted
         Subsidiary;

                  (xiii) Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

                  (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the Closing Date;

                  (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof;

                  (xix)    Liens securing Indebtedness incurred under clauses
         (iv)(A), (iv)(B), (vii), (viii)(B), (ix), (x) or (xii) of the definition of "Permitted Indebtedness";

                  (xx) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (xxi) Liens securing Capitalized Lease Obligations on assets subject to such Capitalized Leases;

                  (xxii) Liens the Issuer (which term shall include Telecommunications, the Partnership and IWL if the Transaction is consummated) or any Restricted Subsidiary securing Indebtedness in effect at the Closing Date or at the date on which the Transaction or the Special Partnership Transaction, as the case may be, is consummated (to the extent such Indebtedness Incurred after the Closing Date was incurred without violation of this Indenture);

                  (xxiii) Liens granted after the Closing Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

                  (xxiv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Issuer or such other Restricted Subsidiary;

                  (xxv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause
         (iii) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or

                  (xxvi) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xxv), provided that any such extension, renewal or replacement shall be no more restricted in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

                  "Private Exchange Notes" shall have the meaning given to "Private Exchange Securities" in the Registration Rights Agreement.

                  "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Notes in the form set forth on Exhibit A-1.

                  "pro forma" means, with respect to the preparation of financial statements to show the effect of any particular transaction, the preparation of such financial statements in accordance with Article 11 of Regulation S-X.

                  "Purchase Agreement" means the Purchase Agreement, dated July 10, 1998, among the Company, Telecommunications, the Partnership, IWL and the Initial Purchasers.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in Sections 10.10 and 10.15 hereof are to the holders of the Notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to Sections 10.10 and 10.15 hereof.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Issuer for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

                  "Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, Telecommunications and the Partnership and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Regular Record Date" means the Regular Record Date specified in the Notes.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the

Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                  "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

                  "Restricted Payment" means

                  (i) a declaration or payment of any dividend or the making of any distribution on or with respect to the Issuer's Capital Stock (other than (x) dividends or distributions payable solely in shares of the Issuer's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions payable to the Issuer or any Wholly Owned Restricted Subsidiary),

                  (ii) a payment made by the Issuer or any Restricted Subsidiary used to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) of the Issuer or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Issuer (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) (other than (x) payments payable solely in shares of Capital Stock) (other than Redeemable Stock) of the Issuer or in options, warrants or other rights to acquire shares of such Capital Stock and (y) payments payable to the Issuer or any Wholly-Owned Restricted Subsidiary),

                  (iii) any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the Notes (other than, in each case, the purchase,

\ repurchase or acquisition of Indebtedness either in anticipation of satisfying a sinking fund obligation, principal installment or final maturity that in any case is due within one year after the date of such purchase, repurchase or acquisition), or

                  (iv) any Investment, other than a Permitted Investment, in any Person.

                  The consummation of the transactions contemplated by the Transaction or the Special Partnership Transaction shall not constitute "Restricted Payments".

                  "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard & Poor's Rating Services, a division of McGraw Hill, Inc..

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Special Offer to Purchase" means the Offer to Purchase that the Company, Telecommunications and the Partnership may be required to consummate in accordance with Section 10.21 hereof.

                  "Special Partnership Transaction" means the statutory merger or interest exchange between Telecommunications and the Partnership that would be required to be consummated in the event the Special Offer to Purchase is made and any Notes remain outstanding after the payment of all Notes tendered in such Special Offer to Purchase.

                  "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

                  "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Subsidiary Guarantee" has the meaning given it in Section
10.23 hereof.

                  "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses) that are utilized by such Person, directly or indirectly, in the Telecommunications Business and including any computer systems used in a Telecommunications Business. Telecommunications Assets shall also include a majority of the Voting Stock of another Person, if such Voting Stock is acquired by the Issuer or a Restricted Subsidiary and all or substantially all the assets of such other Person comprise Telecommunications Assets; and such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Issuer pursuant to this Indenture. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors of the Issuer and evidenced by a Board Resolution delivered to the Trustee.

                  "Telecommunications Business" means the business of (i) transmitting or providing services relating to the transmission of voice, video, signals, data or Internet services; (ii) constructing, creating, developing, owning, operating, and marketing one or more communications networks, related, ancillary or complementary network transmission equipment, information systems, software, and other related, ancillary or complementary assets and services;
(iii) planning, designing, and consulting with respect to the matters described in clauses (i) and (ii); and (iv) evaluating, participating and pursuing any other activity or opportunity that is related, ancillary, or complementary to those identified in clauses (i), (ii) and (iii) above, as determined in good faith by the Board of Directors of the Issuer.

                  "Temporary Cash Investment" means any of the following:

                  (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof with a maturity of 365 days or less,

                  (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

                  (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction" means the transactions contemplated by the Merger Agreement.

                  "Transition Period" means the period between the Closing Date and the consummation of the Transaction or the payment date for Notes tendered in the Special Offer to Purchase, as the case may be.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A-1, including, without limitation, the Exchange Notes.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Issuer nor any other Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 10.13 hereof, (iv) neither the Issuer nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms more favorable to such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Issuer, and (v) neither the Issuer nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Issuer could incur $1.00 of additional Indebtedness under clause (i) of Section 10.11(a) hereof.

                  "U.S. Government Securities" means securities that are direct non-callable obligations of the United States of America or securities the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America.

                  "Vendor Credit Facility" means any agreement entered into with one or more vendors, suppliers or lessors of telecommunications equipment or assets (including any agreement entered into with any such vendor, supplier or lessor or any financial institution acting on behalf of any such vendor, supplier or lessor) in order to finance the acquisition or construction of telecommunications equipment or assets, as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed or replaced from time to time; PROVIDED that (i) any equipment or other assets acquired or leased under or pursuant to such Vendor Credit Facility are received by the Issuer or a Restricted Subsidiary and (ii) all obligations with respect to or under such Vendor Credit Facility or any amendment, modification, supplement, refunding, refinancing, restructuring, renewal or replacement thereof are owed, whether directly or indirectly, as the case may be, to a Person who is not an Affiliate of the Issuer or any of its Subsidiaries and no such Affiliate shall act as a facilitator or conduit or in a similar capacity with respect thereto.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals or other shares issued to Persons as mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  Section 1.02.  OTHER DEFINITIONS.

                                                      Defined in
                   Term                                 Section
                   ----                                 -------
                   "Act"                                    1.05
                   "Agent Member"                           3.16
                   "Defaulted Interest"                     3.07
                   "Event of Default"                       5.01
                   "Excess Proceeds"                       10.15
                   "Note Register"                          3.05


                                         -35-

                                                      Defined in
                   Term                                 Section
                   ----                                 -------
                   "Paying Agent" or "Agent"                3.02
                   "Physical Notes"                         3.03
                   "Registrar"                              3.02
                   "Restricted Period"                      3.17
                   ----------------------------------------------


                  Section 1.03.  RULES OF CONSTRUCTION.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

                  (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

                  Section 1.04.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of any Issuer or the Limited Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer or the Limited Guarantor stating that the information with respect to such factual matters is in the possession of such Issuer or the Limited Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

                  Section 1.05.  ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                  (c)      The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 1.06.  NOTICES, ETC., TO THE TRUSTEE AND THE ISSUER.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Issuer or the Limited Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders and the Issuer and the Limited Guarantor by the Trustee; or

                  (b) the Issuer or the Limited Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to such Issuer in care of CapRock Communications Corp., at Two Galleria Towers, Suite 1925, 13455 Noel Road, Dallas, Texas 75240-6638, Attention: Jere W. Thompson, Jr., or to the Limited Guarantor at 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034, Attention:
Ignatius W. Leonards, or at any other address previously furnished in writing to the Trustee by the Issuer or the Limited Guarantor.

                  Section 1.07.  NOTICE TO HOLDERS; WAIVER.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Section 1.08.  CONFLICT WITH TRUST INDENTURE ACT.

                  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

                  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the foregoing paragraph shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  Section 1.09.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.10.  SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Indenture by the Issuer and the Limited Guarantor shall bind their respective successors and assigns, whether so expressed or not.

                  Section 1.11.  SEPARABILITY CLAUSE.

                  In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.12.  BENEFITS OF INDENTURE.

                  Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 1.13.  GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 1.14.  NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Issuer or the Limited Guarantor shall not have any liability for any obligations of the Issuer or the Limited Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

                  Section 1.15.  INDEPENDENCE OF COVENANTS.

                  All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                  Section 1.16.  EXHIBITS.

                  All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  Section 1.17.  COUNTERPARTS.

                  This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 1.18.  DUPLICATE ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 1.19.     RELEASE OF CERTAIN PARTIES TO THIS
INDENTURE.

                  If the Transaction is consummated on or prior to August 31, 1998, without any further action by any Person, Telecommunications and the Partnership shall automatically be released from their respective obligations under the Notes and this Indenture and the Limited Guarantor shall be released from its obligations under this Indenture. In the event the Transaction is not consummated by August 31, 1998 and any Notes remain outstanding after the payment for Notes tendered pursuant to the Special Offer to Purchase, without any further action by any Person, the Company shall be released as an obligor under the Notes and the Company and the Limited Guarantor shall be released from their obligations under this Indenture.


                                      ARTICLE 2

                                      NOTE FORMS

                  Section 2.01.  FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

                  The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                      ARTICLE 3

                                      THE NOTES

                  Section 3.01.  TITLE AND TERMS.

                  The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.03, 3.04, 3.05, 3.06, 9.06, 10.10, 10.15 or 10.21 hereof.

                  The Notes will mature on July 15, 2008. The Notes shall bear interest payable in cash at a rate of 12% per annum, semi-annually in arrears from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid from July 16, 1998. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

                  Section 3.02.  REGISTRAR AND PAYING AGENT.

                  The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Issuer may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.10, 10.15 and 10.21 hereof.

                  The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

                  The Issuer initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

                  Section 3.03.  EXECUTION AND AUTHENTICATION.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes annexed hereto as Exhibits A-1 and A-2 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Limited Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes issued in exchange for interests in a Global Note pursuant to Section 3.17 hereof may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Notes").

                  Two Officers shall sign, or one Officer shall sign, and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  The Trustee shall authenticate (i) Initial Notes for aggregate principal amount of not to exceed $150,000,000 at anytime, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to this Section 3.03) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of the Notes outstanding at any time may not exceed $150,000,000, except as provided in
Section 3.06 hereof.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  Section 3.04.  TEMPORARY NOTES.

                  Until definitive Notes are prepared and ready for delivery, the Issuer may execute and upon an Issuer Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Issuer reasonably considers appropriate for temporary Notes as conclusively evidenced by the Issuer's execution of such temporary Notes.

                  If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  Section 3.05.  TRANSFER AND EXCHANGE.

                  The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

                  When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10, 10.15, 10.21 or 9.06 hereof (in which events the Issuer will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

                  Section 3.06.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall execute and upon an Issuer Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the Holder of such Note furnishes to the Issuer and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Issuer or the Trustee, as the case may be, to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Issuer and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Issuer for the Trustee's expenses in replacing such Note.

                  Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 3.07.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in subsection (a) or
(b) below:

                  (a) The Issuer may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this subsection (a). Not later than the second Business Day after the Trustee receives the notice from the Issuer referred to in the preceding sentence, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer in writing of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

                  (b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  Section 3.08.  PERSONS DEEMED OWNERS.

                  Prior to and at the time of due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

                  Section 3.09.  CANCELLATION.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section
3.09 hereof, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by an Issuer Order the Issuer shall timely direct that the canceled Notes be returned to it. The Trustee shall provide the Issuer a list of all Notes that have been canceled from time to time as requested by the Issuer.

                  Section 3.10.  COMPUTATION OF INTEREST.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Section 3.11.  LEGAL HOLIDAYS.

                  In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

                  Section 3.12.  CUSIP AND CINS NUMBERS.

                  The Issuer in issuing the Notes may use "CUSIP" and "CINS"numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

                  Section 3.13.  PAYING AGENT TO HOLD MONEY IN TRUST.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. Money held intrust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon an Issuer Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Section 3.14.  TREASURY NOTES.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

                  Section 3.15.  DEPOSITS OF MONIES.

                  Prior to 1:00 p.m. New York City time on each Interest Payment Date, maturity date, the Payment Date made with respect to an Offer to Purchase made pursuant to Sections 10.10, 10.15 or 10.21 hereof, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date and Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date and Payment Date, as the case may be.

                  Section 3.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or nominee of such Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.17 hereof. In addition, Physical Notes shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Notes, if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of like tenor of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph
(b), (c) or (d) of this Section 3.16 shall, except as otherwise provided by
Section 3.17 hereof, bear the Private Placement Legend.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  Section 3.17.  SPECIAL TRANSFER PROVISIONS.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor which is not a QIB:

                           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby; and

                           (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and the Issuer shall execute and upon an Issuer Order, the Trustee shall authenticate Physical Notes in a principal amount equal to the principal amount of the Global Note to be transferred.

                  (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

                           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto;


                           (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

                           (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and
         (B) an increase in the principal amount of the

         Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

                           (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

                  (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

                           (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor and the Issuer is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

                           (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and
         (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

                  (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraphs (a)(i)(x) or (b)(i)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (e) Other Transfers. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.17(a) or (b) hereof, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Issuer and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Issuer may, based upon the opinion of its counsel, instruct the Registrar by an Issuer Order not to register such transfer in any case where the proposed transferee is not a QIB, a Non-U.S. Person or an Institutional Accredited Investor.

                  (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 hereof or this
Section 3.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                      ARTICLE 4

                          DEFEASANCE OR COVENANT DEFEASANCE

                  Section 4.01.   TERMINATION OF ISSUER'S OBLIGATIONS.

                  Except as otherwise provided in this Section 4.01, the Issuer may terminate its obligations under the Notes and this Indenture if:

                  (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 10.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 4.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder other than those that could become payable under Sections 4.06 or 6.07; or

                  (b) (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Securities sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder other than those that could become payable under Sections
         4.06 or 6.07, (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound and (v) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent relating to the satisfaction and discharge of this Indenture set forth herein have been complied with.

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                  With respect to the foregoing clause (a), the Issuer's
obligations under Section 6.07 shall survive. With respect to the foregoing clause (b), the provisions of Sections 3.02, 3.03, 3.05, 3.06, 3.07, 3.08, 3.09,
3.13, 4.04, 4.05, 4.06, 10.01 and 10.02 hereof shall survive until the Notes are no longer Outstanding. Thereafter, only the provisions of Sections 4.05, 4.06 and 6.07 hereof shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  4.02.  DEFEASANCE AND DISCHARGE OF INDENTURE.

                  The Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (a) of this Section 4.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Issuer's obligations under Section 10.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (a) with reference to this Section 4.02, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Securities that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount, or (iii) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest an the Outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government

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         Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                  (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (d) the Issuer shall have delivered to the Trustee (i) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 4.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Law, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (i) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (A) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and
         (B) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

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                  (e)      if the Notes are then listed on a national securities
         exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

                  (f) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (d)(ii)(y) of this Section 4.02 none of the Issuer's obligations under this Indenture shall be discharged subsequent to the end of such 123-day (or one year) period with respect to this Section 4.02, the provisions of Sections 3.02, 3.03, 3.05, 3.06, 3.07, 3.13, 3.16, 3.17,
4.05, 4.06, 6.07, 6.10, 10.01 and 10.02 hereof shall survive until the Notes are no longer Outstanding. Thereafter, only the provisions of Sections 4.05, 4.06 and 6.07 hereof shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (d)(i) of this Section
4.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under Section 10.01, the Issuer's obligations under such Section 10.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.02.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  Section 4.03.  DEFEASANCE OF CERTAIN OBLIGATIONS.

                  The Issuer may omit to comply with (i) any term, provision or condition set forth in clauses (c) and (d) of Section 8.01 and Sections 10.10 through 10.11 and Sections 10.13 through 10.23, (ii) clause (d) of Section 5.01 with respect to defaults or breaches of Sections 10.10 through 10.11 and Sections 10.13 through 10.23 and (iii) clauses (c) and (d) of Section 8.01, and clauses (e) and (f) of Section 5.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                  (a) with reference to this Section 4.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and

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dedicated solely to, the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the Notes Outstanding at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                  (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (d) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Trustee, for the benefit of the Holders, has a valid first priority security interest in the trust funds,
(iii) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (iv) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Law, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (A) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the

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Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (e) if the Notes are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

                  (f) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 4.03 have been complied with.

                  Section 4.04. APPLICATION OF TRUST MONEY. Subject to Section 4.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Securities deposited with it pursuant to Section 4.01, 4.02 or 4.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                  Section 4.05. REPAYMENT TO ISSUER. Subject to Sections 4.01, 4.02, 4.03 and 6.07, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  Section 4.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with
Section 4.01, 4.02 or 4.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 4.02 or 4.03, as the case my be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with Section 4.01, 4.02 or 4.03, as the case may be; provided that, if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders

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of such Notes to receive such payment from the money or U.S. Government
Securities held by the Trustee or Paying Agent.

                                      ARTICLE 5

                                       REMEDIES

                  Section 5.01.  EVENTS OF DEFAULT.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; or

                  (b) default in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 days; or

                  (c) default in the performance or breach of the provisions of Article Eight or the failure to make or consummate an Offer to Purchase in accordance with Section 10.10, Section 10.15 or Section 10.21; or

                  (d) defaults in the performance or breach of any covenant or agreement of the Issuer in this Indenture or under the Notes (other than defaults specified in clause (a), (b) or (c) above), which default or breach continues (i) for a period of 30 consecutive days or (ii) in the event such default or breach cannot be cured in such 30-day period and the Issuer is diligently and in good faith attempting to cure such default or breach, for a period of 60 consecutive days in the case of both clauses (i) and (ii), after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Restricted Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created
(i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any

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interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; or

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay or enforcement of such final judgement or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Restricted Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a Custodian of the Issuer or any Restricted Subsidiary or for all or substantially all of the property and assets of the Issuer or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  (h) the Issuer or any Restricted Subsidiary (i) commences a voluntary case under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a Custodian of the Issuer or any Restricted Subsidiary or for all or substantially all of the property and assets of the Issuer or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

                  (i) there occurs a default by the Issuer or IWL under the Escrow Agreement or the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms or prior to the termination of such agreement, the lien of the Trustee under such agreement ceases to be a first priority perfected security interest in any portion of the collateral purported to be pledged thereunder.

                  Section 5.02. ACCELERATION OF MATURITY, RESCISSION AND ANNULMENT.

                  If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 5.01 hereof with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may, by written notice to the Issuer (and to the Trustee, if such notice is given by the Holders) may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the

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Outstanding Notes shall, declare the principal of, premium, if any, and accrued interest on all Outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 5.01 hereof with respect to the Issuer occurs and is continuing, then the principal of, premium, if any, and accrued interest on all Outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 5.01 hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

                  After an acceleration, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, by written notice to the Issuer and the Trustee, waive all past defaults and rescind and annul such acceleration and its consequences if all existing Events of Default, other than nonpayment of the principal of and accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction.

                  Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  The Issuer covenants that if an Event of Default specified in
Section 5.01(a), 5.01(b) or 5.01(c) (to the extent relating to a payment required by Section 10.10, 10.15 or 10.21) shall have occurred and be continuing, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Notes tendered for payment pursuant to such provisions of this Indenture, the whole amount then due and payable on Notes tendered for payment pursuant to such provisions of this Indenture for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Issuer or any

                                         -63-
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other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Issuer shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

                  Section 5.04.  TRUSTEE MAY FILE PROOFS OF CLAIMS.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding, is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee as administrative expenses associated with any such proceeding, and in the event that the Trustee shall consent to the making of such payments directly to Holders, any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

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                  To the extent that the payment of any such compensation,
expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  Section 5.06.  APPLICATION OF MONEY COLLECTED.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  (a)      first,  to the Trustee for amounts due under
         Section 6.07;

                  (b) second, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  (c) third, to Holders for principal and premium, if any, owing under the Notes, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal and premium, if any; and

                  (d)      fourth,  the balance, if any, to the Issuer.

                  The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this
Section 5.06.

                  Section 5.07.  LIMITATION ON SUITS.

                  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

                  (c) Holders described in (b) above have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee does not comply with the request within 60 days after its receipt of the request and offer of indemnity; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holder, or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture or any Note, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

                  Section 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective

Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 5.09.  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 5.10.  RIGHTS AND REMEDIES CUMULATIVE.

                  Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 5.11.  DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 5.12.  CONTROL BY MAJORITY.

                  The Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to personal liability or be determined by the Trustee in good faith as unduly prejudicial to the rights of any Holder of Notes not joining in the giving of such direction; and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 5.13.  WAIVER OF PAST DEFAULTS.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

                  (a) in the payment of the principal of, or interest on any Outstanding Note or

                  (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Section 5.14.  UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

                  Section 5.15.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 5.16.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
                                 PAYMENT.

                  Notwithstanding any other provision in this Indenture and any other provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Note, or after such respective dates, shall not be impaired or affected without the consent of such Holder.


                                      ARTICLE 6

                                     THE TRUSTEE

                  Section 6.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a)      Except during the continuance of an Event of Default,

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture using the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

                  Section 6.02.  NOTICE OF DEFAULTS.

                  Within 45 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, the Trustee shall transmit by mail to all Holders in the manner and to the extent provided in TIA Section 313(c), as their names and addresses appear in the Note Register, notice of such Default hereunder unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or in the case of any Default arising from the occurrence of a Change of Control, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  Section 6.03.  CERTAIN RIGHTS OF TRUSTEE.

                  Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution thereof;

                  (c) the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence, bad faith or willful misconduct;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem appropriate, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodian or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

                  (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(a), 5.01(b) and 10.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification from the Issuer or the Holders of at least 10% in aggregate principal amount of the Notes or a Responsible Officer shall have obtained actual knowledge; and

                  (i) if the Trustee is acting in the capacity of Registrar and/or Paying Agent, then the rights afforded to the Trustee under this Section
6.03 shall also be afforded to such Registrar and/or Paying Agent.

                  Section 6.04. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF NOTES OR APPLICATION OF PROCEEDS THEREOF.

                  The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Issuer are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

                  Section 6.05. TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS; ETC.

                  The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

                  Section 6.06.  MONEY HELD IN TRUST.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

                  Section 6.07. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM.

                  The Issuer covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; and (c) to indemnify the Trustee and any of its officers, directors, employees and agents and each predecessor Trustee for, and to hold it harmless against any loss, liability or expense (including attorneys' fees and expenses incurred in defending themselves) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07.

                  To secure the Issuer's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee in such capacity, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 5.01(g) or (h) hereof, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

                  Section 6.08.  CONFLICTING INTERESTS.

                  The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 6.09.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                  There shall at all times be a Trustee hereunder which shall be a corporation eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee may at any time resign by giving written notice thereof to the Issuer at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Issuer shall, after all monies due and owing have been paid to the Trustee, promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six consecutive months immediately prior to such date may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

                  (d)      If at any time:

                           (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months immediately prior to such date, or

                           (ii)     the Trustee shall cease to be eligible under
         Section 6.09 hereof and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months immediately prior to such date, or

                           (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (x) the Issuer by a Board Resolution may remove the Trustee, or (y) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six consecutive months immediately prior to such date may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become disqualified from or incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six consecutive months immediately prior to such date may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Section 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring (which term includes any Trustee who resigns, is removed, becomes disqualified or incapable of acting or otherwise ceases to be a Trustee hereunder) Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor Trustee, upon payment of amounts due to it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

                  No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

                  Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Issuer shall give notice thereof to the Holders, by mailing a notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, removal, disqualification or incapacity to act, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10 hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

                  Section 6.12. MERGER, CONVERSION, AMALGAMATION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

                  In case at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered by the Trustee then in office, any such successor to the Trustee may adopt such authentication of any predecessor Trustee and deliver such Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee under this Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases, such certificate of authentication shall be of full force and effect and shall be deemed to have been duly authenticated in accordance with this Indenture.


                                      ARTICLE 7

                   HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

                  Section 7.01.  PRESERVATION OF INFORMATION; ISSUER TO
                                 FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                  (a) The Trustee shall preserve the names and addresses of the Holders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Neither the Issuer nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

                  (b) The Issuer will furnish or cause to be furnished to the Trustee

                           (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                           (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

                  Section 7.02.  COMMUNICATIONS OF HOLDERS.

                  Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Issuer and the Trustee and any and all other persons intended to be beneficiaries of this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

                  Section 7.03.  REPORTS BY TRUSTEE.

                  Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Issuer, the SEC and with each stock exchange on which the Notes are listed, if any. The Issuer shall notify the Trustee when the Notes are listed on any stock exchange, if ever.

                  Section 7.04.  REPORTS BY ISSUER.

                  The Issuer shall:

                  (a) file with the SEC the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that would be required to be filed with the SEC pursuant to Section 13 or Section 15 of the Exchange Act if the Issuer had a class of securities registered under the Exchange Act, whether or not the Issuer has a class of securities registered under the Exchange Act;

                  (b) file with the Trustee within 15 days after it files or would be required to file the information specified in subsection (a) of this
Section 7.04 reports and documents with the SEC copies of such information;

                  (c) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (d) transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

                  Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review information provided pursuant to subsection (b) of this Section 7.04 for purposes of determining compliance with any provisions of this Indenture.


                                      ARTICLE 8

                     CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

                  Section 8.01. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  The Issuer will not consolidate with, or merge with or into or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Issuer, other than in connection with the Transaction or the Special Partnership Transactions, unless:

                  (a) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Notes and under the Indenture;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of Section 10.11(a) hereof; PROVIDED, HOWEVER, that this clause
(c) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth, PROVIDED that in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or the Issuer (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or the Issuer immediately following such transaction) or cash paid to satisfy dissenter or appraisal rights; PROVIDED that such rights are exercised with respect to no more than 5% of the outstanding Capital Stock of the Issuer or other Person) shall be issued or distributed to the stockholders of the Issuer; and

                  (d) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (c) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (b) and (c) above do not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  Section 8.02.  SUCCESSOR SUBSTITUTED.

                  Upon any consolidation or merger or any sale, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Issuer herein and therein; and thereafter, except in the case of (i) any consolidation or merger with, or (ii) any sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary, the Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes.

                  For all purposes of this Indenture and the Notes (including the provision of this Article Eight and Section 10.11, Section 10.13 and Section 10.16), Subsidiaries of any successor entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries unless designated an Unrestricted Subsidiary in accordance with the provisions of this Indenture and all Indebtedness, and all Liens on property or assets, of the Issuer and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been Incurred upon such transaction or series of related transactions.

                                      ARTICLE 9

                         SUPPLEMENTAL INDENTURES AND WAIVERS

                  Section 9.01. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITHOUT CONSENT OF HOLDERS.

                  Without the consent of any Holder, the Issuer, when authorized by a Resolution of the Board of Directors, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture, the Notes, the Merger Agreement or the Escrow Agreement for the following specified purposes:

                  (a) to evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer in the Notes;

                  (b) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer, herein, in the Notes;

                  (c) to cure any ambiguity, to correct or supplement any provision herein, in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

                  (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

                  (e) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations;

                  (f) to make any other change that does not materially adversely affect the legal rights of any Holder; or

                  (g)      to add Guarantors with respect to the Notes;

provided, however, that the Issuer has delivered to the Trustee an Opinion of Counsel stating that such amendment, waiver, modification or supplement does not materially adversely affect the legal rights of any Holder.

                  Section 9.02. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITH CONSENT OF HOLDERS.

                  With the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes delivered to the Issuer and the Trustee, the Issuer when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture, the Notes, the Merger Agreement or the Escrow Agreement; PROVIDED, HOWEVER, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

                  (b) reduce the principal of, or premium, if any, or interest on, any Note,

                  (c) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

                  (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

                  (e) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

                  (f) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

                  (g) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults,

                  (h) release any lien created by the Escrow Agreement, except in accordance with the terms thereof, or

                  (i) amend, change or otherwise modify the obligation of the Issuer to make and consummate the Special Offer to Purchase contemplated by
Section 10.21 hereof.

Upon the written request of the Issuer accompanied by a copy of a Board Resolution of the Board of Directors authorizing the execution of any such supplemental indenture or other instrument effecting an amendment, waiver, modification or supplement authorized by this Section 9.02, and an Officers' Certificate and an Opinion of Counsel upon which the Trustee shall be fully protected in relying as conclusive evidence that such amendment, waiver, modification or supplement is permitted by this Indenture and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture or other instrument.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other instrument or amendment, modification, waiver or supplement, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS.

                  In executing, or accepting the additional trusts created by, any supplemental indenture, instrument or amendment, modification, waiver or supplement permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, instrument or amendment, modification, waiver or supplement, each stating that the execution of such supplemental indenture, instrument or amendment, modification, waiver or supplement (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Issuer or any other Subsidiary of the Issuer. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, instrument or amendment modification, waiver or supplement which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Escrow Agreement or otherwise.

                  Section 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

                  Upon the execution of any supplemental indenture, instrument or amendment, modification, waiver or supplement under this Article Nine, this Indenture, the Notes and/or the Escrow Agreement, if applicable, shall be modified in accordance therewith, and such supplemental indenture, instrument, amendment, waiver or supplement shall form a part of this Indenture, the Notes, the Merger Agreement and/or the Escrow Agreement, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 9.06.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

                  Notes authenticated and delivered after the execution of any supplemental indenture, instrument, amendment, modification, waiver or supplement pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, instrument, amendment, modification, waiver or supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture, instrument, amendment, modification, waiver or supplement may be prepared and executed by the Issuer and authenticated and delivered by the Trustee upon an Issuer Order in exchange for Outstanding Notes.

                  Section 9.07.  RECORD DATE.

                  The Issuer may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, instrument, amendment, modification, waiver or supplement, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, instrument, amendment, modification, waiver or supplement or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  Section 9.08.  REVOCATION AND EFFECT OF CONSENTS.

                  Until a supplemental indenture, instrument, amendment, modification, waiver or supplement becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date a supplement indenture becomes effective. A supplemental Indenture, instrument, amendment, modification, waiver or supplement shall become effective in accordance with its terms and thereafter bind every Holder.

                                      ARTICLE 10

                                      COVENANTS

                  Section 10.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                  The Issuer shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  Section 10.02.  MAINTENANCE OF OFFICE OR AGENCY.

                  The Issuer shall maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Depository Trust Company, 55 Water Street, New York, New York 10041, Transfer Agent Drop, 1st Floor, Attention: Vinnie Brown will be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  Section 10.03.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                  If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Trustee or the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act and of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes.

                  If the Issuer is not acting as Paying Agent, the Issuer will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

                  If the Issuer is not acting as Paying Agent, the Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer upon receipt of an Issuer Request therefor or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, at the option of the Issuer in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

                  Section 10.04.  CORPORATE EXISTENCE.

                  Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or partnership existence, rights (charter and statutory), licenses and franchises of the Issuer and each of the Restricted Subsidiaries; provided, however, that the Issuer will not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Issuer or any of its assets in compliance with the terms of this Indenture.

                  Section 10.05.  PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Issuer or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Issuer or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Issuer or any of the Restricted Subsidiaries; provided, however, that the Issuer will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

                  Section 10.06.  MAINTENANCE OF PROPERTIES.

                  The Issuer shall cause all material properties owned by the Issuer or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

                  Section 10.07.  INSURANCE.

                  The Issuer shall at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Issuer in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations and partnerships similarly situated and owning like properties.

                  Section 10.08.  BOOKS AND RECORDS.

                  The Issuer shall keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Issuer and each Restricted Subsidiary (including Acquired Indebtedness) in material compliance with GAAP.

                  Section 10.09.  COMPLIANCE CERTIFICATES AND OPINIONS.

                  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture and, in any event on at least an annual basis, the Issuer will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

                           (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 10.10.  REPURCHASE OF NOTES UPON A CHANGE OF CONTROL.

                   The Issuer shall commence, within 30 days after the occurrence of a Change of Control, an Offer to Purchase for all Notes then Outstanding in whole or in part in integral multiples of $1,000, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Payment Date.

                  Section 10.11.  LIMITATION ON INDEBTEDNESS.

                  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided that the Issuer may Incur Indebtedness, in addition to Permitted Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) the Consolidated Leverage Ratio would be less than or equal to 7.0 to 1, for Indebtedness Incurred on or prior to June 30, 2000, or less than or equal to 5.0 to 1, for Indebtedness Incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this Section 10.11.

                  (b) Notwithstanding any other provision of this Section 10.11, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this Section 10.11 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

                  (c) For purposes of determining any particular amount of Indebtedness under this Section 10.11, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section
10.16 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of "Indebtedness", the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  Section 10.12.  STATEMENT BY OFFICERS AS TO DEFAULT.

                  The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Issuer (or its general partner), stating (i) that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Issuer has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Issuer is taking or proposes to take with respect thereto). When any Default under this Indenture has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed Default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $7.5 million), the Issuer will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Issuer becomes aware of such occurrence and what action the Issuer is taking or proposes to take with respect thereto.

                  Section 10.13.  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:
(i) a Default or Event of Default shall have occurred and be continuing, (ii) the Issuer could not Incur at least $1.00 of Indebtedness under
Section 10.11(a)(i) or (iii) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                           (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Calculation Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 10.22, plus

                           (2) the aggregate Net Cash Proceeds received by the Issuer after the Closing Date (and, in event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership or IWL during the Transition Period), from a capital contribution from, or the issuance and sale permitted by this Indenture to, a Person who is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) of (a) its Capital Stock (other than Redeemable Stock), (b) any options, warrants or other rights to acquire its Capital Stock (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and
         (c) Indebtedness of the Issuer (and Telecommunications, the Partnership or IWL during the Transition Period) or a Restricted Subsidiary that has been exchanged for or converted into Capital Stock of the Issuer (or Telecommunications, the Partnership or IWL, if applicable) (other than Redeemable Stock) or such options, warrants or other rights, in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness permitted under clause (viii) of the definition of "Permitted Indebtedness," plus

                           (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of subsection
         (b) of this Section 10.13) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer (or Telecommunications, the Partnership or IWL during the Transition Period) or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Issuer (or Telecommunications, the Partnership or IWL, if applicable) or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) The foregoing provision shall not be violated by reason of:

                           (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

                           (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the definition of "Permitted Indebtedness";

                           (iii)    the purchase, redemption or other
         acquisition or retirement for value of Capital Stock of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering to a Person who is not a Subsidiary of the Issuer of, shares of Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) including in connection with a "cashless" exercise of an option, warrant or right;

                           (iv) the making of any principal payment or the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Issuer which is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, in exchange for, or out of the proceeds of, a substantially concurrent offering to a Person who is not a Subsidiary of the Issuer of, shares of the Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes));

                           (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with the Transaction or the Special Partnership Transaction or any consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer;

                           (vi) Investments in any Person that is in the Telecommunications Business on the date of such Investments; PROVIDED that the aggregate amount of Investments made pursuant to this clause
         (vi) does not exceed the sum of (x) $50 million plus (y) the amount of Net Cash Proceeds received by the Issuer after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by Telecommunications, the Partnership or IWL during the Transition Period)as a capital contribution or from the sale of Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) to a Person who is not a Subsidiary of the Issuer (or Telecommunications, the Partnership or IWL, if applicable), except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the definition of "Permitted Indebtedness" or to make Restricted Payments pursuant to subsection (a)(iii)(2) of this Section 10.13, or clauses (iii) or (iv) of Section 10.13(b), plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); PROVIDED that the net reduction in any Investment shall not exceed the amount of such Investment;

                           (vii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of the Issuer to the extent necessary, in the judgment of the Board of Directors of the Issuer, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Issuer or any Restricted Subsidiary from any governmental agency;

                           (viii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of the Issuer, or options, warrants or other rights to purchase such shares, held by directors, employees, or former directors or employees of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; PROVIDED that the aggregate consideration paid for such purchase, redemption or other retirement or acquisition for value of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed $2 million in any calendar year, or $5 million in the aggregate;

                           (ix) Investments acquired (x) as a capital contribution to the Issuer or a Restricted Subsidiary or (y) in exchange for Capital Stock (other than Redeemable Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes)) so long as immediately after giving effect to such transaction described in clause (y) above no Default or Event of Default shall have occurred and be continuing;

                           (x) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer which is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, at a price not greater than 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of repayment in the event of a Change of Control in accordance with provisions similar to Section 10.10 hereof; PROVIDED that prior to such purchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer; or

                           (xi) any payment, distribution, repurchase or other transaction that, but for this provision, would constitute a Restricted Payment but only to the extent that the aggregate amount of such payments, distributions, repurchases and other transactions do not exceed $10 million.

                  (c)      The actions described in clauses (i), (v), (vi),
(vii), (viii), (x) and (xi) of subsection (b) above will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph but will reduce the amount that would otherwise be available for Restricted Payments under Section 10.13(a)(iii). The actions described in clauses (ii),
(iii), (iv) and (ix) of subsection (b) above will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under Section 10.13(a)(iii).

                  Section 10.14. LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.

                  The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock, of the Issuer or with any Affiliate of the Issuer or any Restricted Subsidiary except (a) in writing (other than the payment of salaries and bonuses to officers of the Issuer or any Restricted Subsidiary in the ordinary course of business which need not be in writing) upon fair and reasonable terms no less favorable in any material respect to the Issuer or such Restricted Subsidiary than could be obtained, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, if the Issuer delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $10 million, if either (1) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Issuer, or in the event there is only one Disinterested Director, by such Disinterested Director, or (2) the Issuer delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Issuer or such Subsidiary from a financial point of view.

                  The foregoing limitation does not limit, and shall not apply to:

                           (i) any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

                           (ii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer;

                           (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes;

                           (iv)     any Restricted Payments not prohibited by
         Section 10.13 hereof;

                           (v) the Transaction or the Special Partnership Transaction; or

                           (vi) any transaction or agreement as described in the Offering Memorandum and as in effect as of the date of the Offering Memorandum

                  Section 10.15.  LIMITATION ON ASSET SALES.

                  The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sate, unless (i) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments (with the amount of Indebtedness and liabilities of the Issuer or a Restricted Subsidiary that are unconditionally assumed by the transferee being deemed to be cash for the purposes of this Section 10.15). In the event and to the extent that the Net Cash Proceeds received by the Issuer or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to Section 10.22 hereof (or, if such determination date is prior to the date of the consummation of the Transaction or Special Partnership Transaction, then the balance sheet of the Issuer as of such date shall be adjusted to give PRO FORMA effect to the Transaction or Special Partnership Transaction, as the case may be, as if such transaction had occurred on such determination date, together with an Officers' Certificate certifying that such balance sheet has been prepared in accordance with GAAP and is true and correct in all material respects), then the Issuer shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Issuer or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to
Section 10.23 hereof or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Issuer or any of its Subsidiaries, or (B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Telecommunications Assets and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 10.15. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending the final application of any such Net Cash Proceeds, the Issuer or such

Restricted Subsidiary may invest such funds in Temporary Cash Investments or temporarily reduce revolving Indebtedness under any Credit Facility or any Vendor Credit Facility.

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 10.15 totals at least $10 million, the Issuer shall commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes plus, in each case, accrued interest to the Payment Date. To the extent that the aggregate purchase price for the Notes tendered pursuant to an Offer to Purchase is less than the Excess Proceeds, the Issuer or any Restricted Subsidiary may use such deficiency for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

                  Section 10.16.  LIMITATION ON LIENS.

                  The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to Permitted Liens.

                  Section 10.17.  BUSINESS ACTIVITIES PRIOR TO THE TRANSACTION.

                  (a) The Company will not engage in any business or other activities prior to the consummation of the Transaction other than activities related to (i) the consummation of the Transaction and (ii) the offering contemplated by the Offering Memorandum, including the execution and delivery of this Indenture, the Notes, the Registration Rights Agreement, the Escrow Agreement and related instruments and the performance of its obligations under such agreements and instruments.

                  (b) Prior to the consummation of the Transaction or the payment of all Notes tendered in the Special Offer to Purchase, each of Telecommunications, the Partnership and IWL will not be permitted to, and will not permit any of their respective Subsidiaries to, directly or indirectly:

                           (i) Incur any Indebtedness other than (a) Indebtedness that constitutes Permitted Indebtedness pursuant to clause
         (iv) of the definition of "Permitted

         Indebtedness" contained herein, (b) Indebtedness Incurred under one or more Credit Facilities not to exceed, in addition to amounts outstanding on the Closing Date, $15 million in the aggregate and (c) intercompany Indebtedness owed by the Partnership to Telecommunications;

                           (ii) make any Restricted Payment outside the ordinary course of business, other than loans by Telecommunications to the Partnership;

                           (iii) enter into any agreement or engage in any transaction that would violate Sections 10.14, 10.18, 10.19 or 10.20.

                           (iv) create, incur, assume or suffer to exist any Lien on its assets or properties of any character other than Liens that constitute Permitted Liens pursuant to clauses (i) through (v), (vii) through (x), (xii), (xiii), (xiv) through (xx), (xxii), (xxiii) or
         (xxiv) of the definition of "Permitted Liens";

                           (v) enter into any agreement or engage in any transaction that would constitute an Asset Sale;

                           (vi) merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety in one transaction or a series of related transactions) to, any Person, other than in connection with the Transaction or the Special Partnership Transaction; or

                           (vii) amend, waive or otherwise modify the terms and provisions of the Merger Agreement in any material respect.

                  (c) Approximately $145.0 million of the net proceeds from the offering of the Notes will be deposited into the Escrow Account and held by the Trustee for the benefit of the Holders pursuant to the terms of the Escrow Agreement. Each of the Company, Telecommunications and the Partnership agrees that all funds in the Escrow Account shall be invested in Temporary Cash Investments.

                  (d) In the event any Notes remain outstanding after the payment of all Notes tendered in the Special Offer to Purchase made pursuant to
Section 10.21 hereof, the Partnership and Telecommunications shall effect either a statutory merger or interest exchange within 60 days after completion of the Special Offer to Purchase.

                  Section 10.18. LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Issuer will not sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or permit any Restricted Subsidiary, directly or indirectly, to issue, sell pledge, hypothecate or otherwise convey or dispose of, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                  (a)      to the Issuer or a Wholly Owned Restricted
Subsidiary,

                  (b) issuances of director's qualifying shares or other issuances or sales to the extent required by applicable law or regulation,

                  (c) issuances or sales of 100% of the Capital Stock of a Restricted Subsidiary; PROVIDED that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale pursuant to this clause
(c) in accordance with clause (A) or (B) of the first paragraph of Section 10.15 hereof;

                  (d) issuances or sales in a transaction if, immediately after giving effect thereto, such Restricted Subsidiary would no longer be a Restricted Subsidiary if (i) such transaction does not violate Section 10.15 hereof and (ii) any Investment in such Person remaining after giving effect to such transaction would not violate Section 10.13 hereof if made at the date of such issuance or sale,

                  (e)      pursuant to a Credit Facility or a Vendor Credit
Facility,

                  (f) issuances or sales of Redeemable Stock in exchange for, or upon conversion of, or the proceeds from the issuance or sale of which are used to refinance, shares of Redeemable Stock of such Restricted Subsidiary if the amounts payable with respect to the redemption of such newly issued or sold Redeemable Stock do not exceed the amount payable with respect to the redemption of the Redeemable Stock being exchanged, converted or refinanced and such newly issued or sold Redeemable Stock does not require any redemption earlier than the date on which the Redeemable Stock being exchanged, converted or refinanced required a redemption,

                  (g) issuances or sales of Redeemable Stock (other than Redeemable Stock convertible into or exchangeable for Common Stock of any Restricted Subsidiary) that does not otherwise violate the provisions of this Indenture, or

                  (h)      in the Transaction or the Special
PartnershipTransaction.

                  Section 10.19. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                                  SUBSIDIARIES.

                  (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions permitted by applicable law, on any Capital Stock or any other interest or participation in, or measured by, its profits of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

                  (b) The provisions of subsection (a) above shall not restrict any encumbrances or restrictions:

                           (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                           (ii) existing under or by reason of applicable law;

                           (iii) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                           (iv)     in the case of Section 10.19(a)(iv) above,
         (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

                           (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                           (vi) pursuant to (x) a Credit Facility, (y) a Vendor Credit Facility or (z) any agreement which amends, extends, renews, refinances, replaces or refunds a Credit Facility or Vendor Credit Facility PROVIDED, HOWEVER, that in the case of subclauses (x),
         (y) and (z), the provisions of the Credit Facility or Vendor Credit Facility (A) permit (whether explicitly or as a result of the relative maturities of the Credit Facility, the Vendor Credit Facility and the Notes) distributions to the Issuer for the purposes of, and in an amount sufficient to fund, the payment of principal due at stated maturity and interest in respect of the Notes (PROVIDED, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility or Vendor Credit Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility or Vendor Credit Facility prohibit distributions to the Issuer for such purposes for more than 180 days in any consecutive 360 day period, unless (1) there exists a default under the Credit Facility or Vendor Credit Facility resulting from any payment default under the Credit Facility or Vendor Credit Facility or (2) the maturity of the Credit Facility or Vendor Credit Facility has been accelerated.

                  (c) Nothing contained in this Section 10.19 shall prevent the Issuer or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 10.16 hereof or
(ii) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries subject to such Liens.

                  Section 10.20.  LIMITATION ON SALE-LEASEBACK TRANSACTIONS.

                  (a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Issuer or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Issuer or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  (b) The foregoing restriction in subsection (a) above does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Issuer and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Issuer or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or
(B) of the first paragraph of Section 10.15 hereof.

                  Section 10.21.  SPECIAL OFFER TO PURCHASE.

                  In the event that (i) by August 31, 1998 the Trustee has not received an Officers' Certificate from each of the Company, Telecommunications, the Partnership and IWL and an Opinion of Counsel to the Company that (x) the Transaction has been consummated, (y) all regulatory approvals required by the Merger Agreement have been received and are in effect except for such approvals the failure of which to receive or have in effect will not have a material adverse effect on the Company's financial condition, results of operations or cash flow and (z) consummation of the Transaction has not violated or conflicted with or given rise to a right to terminate any agreement or instrument that would have a material adverse effect on the Company's financial condition, results of operations and cash flow to which the Company, IWL, Telecommunications or the Partnership is a party (which, in the case of such Opinion of Counsel, shall be given to the best of such counsel's knowledge) or
(ii) the Trustee receives an Officers' Certificate from each of the Company, Telecommunications, the Partnership and IWL stating that the Transaction will not be consummated and such conditions will not be satisfied by August 31, 1998, the Company, Telecommunications and the Partnership shall commence, within 30 days after the occurrence of an event described in clause (i) or (ii) above, and consummate an Offer to Purchase for all Notes, in whole or in part in whole or in part in integral multiples of $1,000, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Payment Date.

                  Section 10.22.  COMMISSION REPORTS AND REPORTS TO HOLDERS.

                  At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of a Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Issuer shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information; PROVIDED HOWEVER, that the copies of such reports and information mailed to Holders need not contain the exhibits thereto, but the Issuer agrees to furnish any such exhibits to any Holder upon written request therefor. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Issuer shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act; it being understood that the financial statements included in such reports shall be prepared in accordance with generally accepted accounting principles in effect at such time. The financial information contained in the Offering Memorandum will be deemed to have been delivered to the Trustee pursuant to this section. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuer shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

                  Section 10.23. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

                  The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Issuer which is PARI PASSU in right of payment with, or subordinate in right of payment to, the Notes ("Guaranteed Indebtedness"), unless:

                           (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and

                           (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

PROVIDED that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of any Restricted Subsidiary of Indebtedness Incurred under Credit Facilities or Vender Credit Facilities pursuant to clause (ix) of the definition of "Permitted Indebtedness". If the Guaranteed Indebtedness is (A) PARI PASSU in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.


                                      ARTICLE 11

                              SATISFACTION AND DISCHARGE

                  Section 11.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (a) either (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (y) Notes for whose payment money has theretofore been irrevocably deposited or caused to be deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such issue of Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit or maturity date of redemption; and

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (other than amounts that could become payable under Sections 4.06 or 6.07); and

                  (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided, that such Opinion of Counsel may rely, as to matters of fact, upon an Officers' Certificate.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Sections 4.06 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

                  Section 11.02.  APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                                      ARTICLE 12

                                      REDEMPTION

                  Section 12.01.  RIGHT OF REDEMPTION; MANDATORY REDEMPTION.
The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after July 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12 month period commencing July 15 of the years set forth below:


                                                   REDEMPTION
                                  YEAR                PRICE
                  2003 . . . . . . . . . . . . . .  106.000%
                  2004 . . . . . . . . . . . . . .  104.000%
                  2005 . . . . . . . . . . . . . .  102.000%
                  2006 and thereafter. . . . . . .  100.000%


                  Section 12.02.  NOTICE TO THE TRUSTEE.

                  If the Issuer elects to redeem Notes pursuant to Paragraph 3 of the Initial Notes or Paragraph 2 of the Exchange Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

                  The Issuer shall notify the Trustee of any redemption at least 45 days before the Redemption Date by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

                  Section 12.03.  SELECTION OF NOTES TO BE REDEEMED.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

                  The Trustee shall promptly notify the Issuer and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  Section 12.04.  NOTICE OF REDEMPTION.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note Register maintained by the Registrar.

                  All notices of redemption shall identify the Notes to be redeemed and shall state:

                  (a)      the Redemption Date;

                  (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (c) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

                  (d) if any Note is to be redeemed in part, the portion of the principal amount at maturity (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued without charge to the Holder of such Note;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

                  (f) the CUSIP or CINS number, if any, relating to such Notes.

                  Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's written request, by the Trustee in the name and at the expense of the Issuer.

                  Section 12.05.  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

                  Section 12.06.  DEPOSIT OF REDEMPTION PRICE.

                  On or prior to any Redemption Date, the Issuer shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

                  If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

                  Section 12.07.  NOTES REDEEMED IN PART.

                  Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.


                                      ARTICLE 13

                                  LIMITED GUARANTEE

                  Section 13.01.  LIMITED GUARANTEE OF NOTES.

                  Subject to the provisions of this Article Thirteen, the Limited Guarantor hereby, on a joint and several basis with the Company, Telecommunications and the Partnership, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company, Telecommunications or the Partnership to the Holders or the Trustee, the obligations of the Company, Telecommunications and the Partnership in connection with the Special Offer to Purchase, if required, made in accordance with the provisions of Section 10.21 hereof.

                  The Limited Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, Telecommunications or the Partnership, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the

Limited Guarantor except by complete performance of the obligations guaranteed hereunder. The Limited Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, Telecommunications or the Partnership, any right to require a proceeding first against the Company, Telecommunications or the Partnership, protest, notice and all demands whatsoever and covenants that the Limited Guarantee will not be discharged except by complete performance of the obligations guaranteed hereunder. If any Holder or the Trustee is required by any court or otherwise to return to the Company, Telecommunications or the Partnership or to the Limited Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company, Telecommunications or the Partnership or the Limited Guarantor, any amount paid by the Company, Telecommunications or the Partnership or the Limited Guarantor to the Trustee or such Holder, this Limited Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  This Limited Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company, Telecommunications and/or the Partnership for liquidation or reorganization, should the Company, Telecommunications and/or the Partnership become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's, Telecommunications' and/or the Partnership's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Limited Guarantee shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  The Limited Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by the Limited Guarantor pursuant to this Article Thirteen not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and the Limited Guarantor hereby irrevocably agree that the obligations of the Limited Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Limited Guarantor, result in the obligations of the Limited Guarantor hereunder not constituting such fraudulent transfer or conveyance.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first written above.

                           ISSUER:

                           CAPROCK COMMUNICATIONS CORP.


                           By:
                              -----------------------------
                              Name:
                              Title:

                           CAPROCK TELECOMMUNICATIONS CORP.


                           By:
                              -----------------------------
                              Name:
                              Title:

                           CAPROCK FIBER NETWORK, LTD.


                           By: CapRock Systems, Inc., its General Partner


                           By:
                              -----------------------------
                              Name:
                              Title:

                           LIMITED GUARANTOR:

                           IWL COMMUNICATIONS, INCORPORATED
                           (executing for the limited purposes set forth in Article Thirteen)


                           By:
                              -----------------------------
                              Name:
                              Title:

                           TRUSTEE:

                           PNC BANK, NATIONAL ASSOCIATION


                           By:
                              -----------------------------
                              Name:
                              Title:

                                                                     EXHIBIT A-1

                                    FORM OF NOTE

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
(1)REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE, SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR

OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                            CAPROCK COMMUNICATIONS CORP.
                          CAPROCK TELECOMMUNICATIONS CORP.
                            CAPROCK FIBER NETWORK, LTD.


                        12% SENIOR NOTES DUE 2008, SERIES A

CUSIP No.
No.  140667 AA 4                                                               $


                  CAPROCK COMMUNICATIONS CORP., a corporation incorporated under the laws of the State of Texas ("Communications" or the "Company"), CAPROCK TELECOMMUNICATIONS CORP., a corporation incorporated under the laws of the State of Texas ("Telecommunications"), and CAPROCK FIBER NETWORK, LTD., a limited partnership organized under the laws of the State of Texas (the "Partnership"; together with Communications and Telecommunications, the "Issuer," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby, jointly and severally, promise to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on July 15, 2008, at the office or agency of the Issuer referred to below, and to pay interest thereon on January 15 and July 15 (each an "Interest Payment Date"), of each year, commencing on January 15, 1999, accruing from July 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the January 1 and July 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                           CAPROCK COMMUNICATIONS CORP.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                                    CAPROCK TELECOMMUNICATIONS CORP.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                                    CAPROCK FIBER NETWORK, LTD.


                                    By:      CapRock Systems, Inc.,
                                             its General Partner


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 12% Senior Notes due 2008, Series A, referred to in the within-mentioned Indenture.


                                    PNC Bank, National Association, as Trustee


                                    By:
                                       ------------------------------
                                       Authorized Signatory

                                  REVERSE OF NOTE

                  1. Indenture. This Note is one of a duly authorized issue of Notes of the Issuer designated as the 12% Senior Notes due 2008, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 16, 1998, by and among the Company, Telecommunications, the Partnership and IWL Communications, Incorporated and PNC Bank, National Association, as trustee (herein called the "Trustee,"which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below),issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

                  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company, Telecommunications and the Partnership and the Initial Purchasers, each of the Company, Telecommunications and the Partnership will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for 12% Senior Notes due 2008, Series B, of the Issuer (herein called the "Exchange Notes"),which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph). The Holders of Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  3. Redemption. The Notes will be redeemable, at the option of the Issuer, in whole or in part, on or after July 15, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:


                     YEAR                                  PERCENTAGE
2003 . . . . . . . . . . . . . . . . . . . . . . .          106.000%

2004 . . . . . . . . . . . . . . . . . . . . . . .          104.000%

2005 . . . . . . . . . . . . . . . . . . . . . . .          102.000%

2006 and thereafter. . . . . . . . . . . . . . . .          100.000%

                  4. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Issuer shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

                  5. Special Offer to Purchase. Section 10.21 of the Indenture provides that upon the circumstances described therein, the Company, Telecommunications and the Partnership shall make an offer to purchase all of the Notes in accordance with the procedures set forth in the Indenture. The Limited Guarantor shall be liable, on a joint and several basis, to repay all amounts owed to Holders who tender Notes pursuant to the Special Offer to Purchase as provided in Article Thirteen of the Indenture.

                  6. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

                  8. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

                  11. If the Transaction is consummated on or prior to August 31, 1998, without any further action by any Person, Telecommunications and the Partnership shall automatically be released from their respective obligations under this Note and the Indenture and the Limited Guarantor shall be released from its obligations under the Indenture. In the event the Transaction is not consummated by August 31, 1998 and any Notes remain outstanding after the payment for Notes tendered pursuant to the Special Offer to Purchase, without any further action by any Person, the Company shall be released as an obligor under this Note and the Company and the Limited Guarantor shall be released from their obligations under the Indenture.

                  12. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
CapRock Communications Corp., Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240.

                                  ASSIGNMENT FORM

I or we assign and transfer this Note to:

                  (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any predecessor Note) or the last date on which the Issuer or any Affiliate of the Issuer was the owner of this Note (or any predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                     Check One

         [  ]     (a) this Note is being transferred in compliance with the
                  exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                         or

         [  ]     (b) this Note is being transferred other than in accordance with (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit C to the Indenture in the case of a transfer to a non-QIB Accredited
                  Investor or (ii) a transfer certificate substantially in the form of Exhibit D to the

                  Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.16 and Section
3.17 of the Indenture shall have been satisfied.

Date:                               Your signature:


                                             (Sign exactly as your name appears
                                             on the other side of this note)


                                             By:
                                                  -----------------------------
                                                  NOTICE:  To be executed by
                                                  an executive officer

                TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor and Issuer are relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:                                        By:
                                                  --------------------------
                                                  NOTICE:  To be executed by
                                                  an executive officer

                         OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Issuer pursuant to Section 10.10, 10.15 or 10.21 of the Indenture, check the appropriate box:

       Section 10.10 [   ]       Section 10.15 [   ]       Section 10.21 [  ]

                  If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 10.10, 10.15 or 10.21 of the Indenture, state the amount:


                           $



Date:                      Your signature:
                                             (Sign exactly as your name appears
                                             on the other side of this note)


                                             By:
                                                  ------------------------------
                                                  NOTICE:  To be executed by
                                                  an executive officer

                                                                    EXHIBIT A-2
                                  [NAME OF ISSUER]


                        12% SENIOR NOTES DUE 2008, SERIES B

CUSIP No.  140667 AB 2
No.                                                             $


                  [INSERT NAME OF ISSUER] the "Issuer," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby, jointly and severally, promise to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on July 15, 2008, at the office or agency of the Issuer referred to below, and to pay interest thereon on January 15 and July 15 (each an "Interest Payment Date"), of each year, commencing on January 15, 1999, accruing from July 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the January 1 and July 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                                    [NAME OF ISSUER]


                                    By:
                                       --------------------------
                                       Name:
                                       Title:

                                    By:
                                       --------------------------
                                       Name:
                                       Title:

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 12% Senior Notes due 2008, Series B, referred to in the within-mentioned Indenture.


                                    PNC Bank, National Association, as Trustee


                                    By:
                                       ---------------------------------
                                       Authorized Signatory

                                 [REVERSE OF NOTE]

                  1. Indenture. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 12% Senior Notes due 2008, Series B (herein called the "Exchange Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 16, 1998, by and among the Company, Telecommunications, the Partnership and IWL Communications, Incorporated and PNC Bank, National Association, as trustee (herein called the "Trustee,"which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

                  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. Redemption. The Notes will be redeemable, at the option of the Issuer, in whole or in part, on or after July 15, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:


                     YEAR                                  PERCENTAGE
2003 . . . . . . . . . . . . . . . . . . . . . . .          106.000%
2004 . . . . . . . . . . . . . . . . . . . . . . .          104.000%
2005 . . . . . . . . . . . . . . . . . . . . . . .          102.000%
2006 and thereafter. . . . . . . . . . . . . . . .          100.000%

                  3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Issuer shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

                  4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

                  6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

                  9. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
CapRock Communications Corp., Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240.

                                  ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:                               Your signature:

                                             (Sign exactly as your name appears
                                             on the other side of this note)


                                             By:
                                                --------------------------------
                                                NOTICE:  To be executed by
                                                an executive officer

                         OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Issuer pursuant to Section 10.10 or 10.15 of the Indenture, check the appropriate box:

          Section 10.10 [   ]          Section 10.15 [   ]

                  If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 10.10 or 10.15 of the Indenture, state the amount:


                                    $



Date:                               Your signature:
                                             (Sign exactly as your name appears
                                             on the other side of this note)


                                             By:
                                                --------------------------------
                                                NOTICE:  To be executed by
                                                an executive officer


Signature Guarantee:

                                                                      EXHIBIT B

                      FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                      EXHIBIT C

                             FORM OF CERTIFICATE TO BE
                            DELIVERED IN CONNECTION WITH
                     TRANSFERS TO NON-QIB ACCREDITED INVESTORS

Ladies and Gentlemen:

                  In connection with the proposed purchase of $__________ aggregate principal amount of the 12% Senior Notes due 2008 (the "Notes") of CapRock Communications Corp., CapRock Telecommunications Corp. and CapRock Fiber Network, Ltd. (collectively, the "Issuer"), the undersigned confirms that:

                  1. It understands and acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including sales pursuant to Rule 144A under the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

                  2. It is not an "affiliate" (as defined in Rule 144 under the Securities Act) of Issuer or acting on behalf of the Issuer and it is either:

                           (a) a QIB and is aware that any sale of Notes to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another QIB; or

                           (b) an institution that, at the time the buy order for the Notes was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

                  3. It acknowledges that none of the Issuer, the Initial Purchasers or any person representing the Issuer or the Initial Purchasers has made any representation to it with respect to the Issuer or the offering or sale of any Notes, other than the information contained in the Offering Memorandum, which Offering Memorandum has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. Accordingly, it acknowledges that no representation or warranty is made by the Initial Purchasers as to the accuracy or completeness of such materials. It has had access to such financial and other information concerning the Issuer and the Notes as it has deemed necessary in connection with its decision to purchase any of the Notes, including an opportunity to ask questions of and request information from the Issuer and the Initial Purchasers.

                  4. It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell Notes pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, to offer, sell or otherwise transfer such Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of the original issue of the Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date (as defined). Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee. Each purchaser acknowledges that each Note will contain a legend substantially to the following effect:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

         OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY AND (y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
         (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  It acknowledges that the foregoing restrictions apply to holders of beneficial interest in the Notes, as well as to holders of the Notes.

                  5. It acknowledges that the Trustee will not be required to accept for registration of transfer any Notes acquired by it, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the restrictions set forth herein have been complied with.

                  6. It acknowledges that Issuer, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Notes are no longer accurate, it shall promptly notify the Issuer, the Trustee and the Initial Purchasers. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account; and that each such investor account is eligible to purchase the Notes.

                  7. It agrees that it will give to each person to whom it transfers Notes notice of any restrictions or transfer of such Notes.

                  As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                             Very truly yours,

                                             (Name of Purchaser)
By:

Date:

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


By:
Address:

                                                                       EXHIBIT D
                        FORM OF CERTIFICATE TO BE DELIVERED
                            IN CONNECTION WITH TRANSFERS
                              PURSUANT TO REGULATION S


PNC Bank, National Association
1600 Market Street
30th Floor
Philadelphia, Pennsylvania  19103

Attention:  Corporate Trust Department

                  Re: CapRock Communications Corp ("Communications"), CapRock Telecommunications Corp.
                           ("Telecommunications") and CapRock Fiber Network, Ltd. (the "Partnership and, together with Communications and Telecommunications, the "Issuer") 12% Senior Notes due 2008 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_______________ aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

                  (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

                  (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

                  You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                             Very truly yours,


                                             Name of Transferor


                                             By:
                                                ----------------------
                                                Authorized Signature

EXHIBITS

Exhibit A-1       Form of Series A Note
Exhibit A-2       Form of Series B Notes
Exhibit B         Form of Legend for Book-Entry Securities
Exhibit C         Form of Certificate To Be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors
Exhibit D         Form of Certificate To Be Delivered in Connection with
                  Transfers Pursuant to Regulation S


                                        -viii-